Exhibit 99.1

Company Contact:	IR Agency Contact:
Investor Relations	David Barnard, CFA
408-952-8449	415-433-3777
investorrelations@raesystems.com	David@lhai-sf.com

RAE Systems Announces Completion of SEC Filings

SAN JOSE, Calif. –June 7, 2005—RAE Systems Inc. (Amex: RAE), a leading global developer and manufacturer of rapidly deployable, multi-sensor chemical detection monitors and networks for homeland security and industrial applications, announced today the filing of an amended Form 10-K/A for 2004 and Form 10-Q for the first quarter of 2005 with the Securities and Exchange Commission (“SEC”). These filings complete the Company’s plan, which was submitted to the American Stock Exchange (“Amex”) on May 27, 2005, to retain the Company’s Amex listing.

“We are pleased to have completed our restatement work and to again be current with our SEC filing requirements,” said Don Morgan, chief financial officer. “While the result of the restatement changed the timing of one percent of the Company’s revenue in the year 2000 and by lesser amounts in the other four years, we chose to restate all five years to provide investors with a clear disclosure on our findings. The findings from the final report of the independent audit firm we engaged to conduct the revenue recognition study have been included in our restatements. Our restatements, incorporated in these SEC filings, corrected the timing of revenue recognition for the three reasons we mentioned in our May 17, 2005 press release – purchase orders from some of our customers had non-standard delivery terms of free-on-board (FOB) destination, a right of return was asserted by one distributor and to properly defer some service contracts. The final impact of additional revenue deferrals as of December 31, 2004, resulting from the restatement of 2004 and prior years, totaled approximately $500,000. We have now completed the plan that we submitted at the end of May to Amex, designed to retain our listing status.”

About RAE Systems

RAE Systems is a leading global developer and manufacturer of rapidly deployable, multi-sensor chemical detection monitors and networks for homeland security and industrial applications. In addition, RAE Systems offers a full line of portable single-sensor chemical and radiation detection products. RAE Systems’ products enable the military and first responders such as firefighters, law enforcement and other emergency management personnel to detect and provide early warning of weapons of mass destruction and other hazardous materials. Industrial applications include the detection of toxic industrial chemicals, volatile organic compounds and petrochemicals. RAE Systems’ products are used by many U.S. government agencies, including the Department of Homeland Security, the Department of Justice, and the Department of State, as well as all branches of the U.S. military, and by numerous city and state agencies. Our end users also include many of the world’s leading corporations in the airline, automotive, computer and oil industries. Our products are used in civilian and government atmospheric monitoring programs in over 50 countries. For more information about RAE Systems, please visit www.RAESystems.com

Safe Harbor Statement

This press release may contain “forward-looking” statements, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation: expressions of “belief,” “anticipation,” or “expectations” of management and statements regarding the Company’s ability to retain its listing on AMEX. Each of these forward-looking statements are subject to risks and uncertainties and readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors. In addition, our forward-looking statements should be considered in the context of the risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and Form 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the Company assumes no obligation to update such statements.

###